                                   EXHIBIT 11


                 COMMUNITY PSYCHIATRIC CENTERS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


                                        Six Months Ended    Three Months Ended
                                             May 31               May 31
                                        1995        1994     1995        1994
                                        ----------------     ----------------
                                           (000s, except per share data)

Weighted average
  common shares*                         43,614   43,247      43,632    43,367

                                         ------   ------      ------    ------
                                         ------   ------      ------    ------
Net Earnings
                                        $15,108  $ 3,014     $ 9,178   $ 2,389
                                         ------   ------      ------    ------
                                         ------   ------      ------    ------


Earnings per share
                                        $   .35  $   .07     $   .21   $   .06
                                         ------   ------      ------    ------
                                         ------   ------      ------    ------

* Dilutive common stock equivalents are less than 3% of weighted average common shares outstanding.

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